Exhibit 99.1
Vontier Reports Strong Third Quarter Results and Raises Full Year Adjusted EPS Guidance

Third Quarter 2026 Results
•Sales of $736.9 million, down 2.1% vs. prior year; Core sales up 5.7% year-over-year
•GAAP diluted net EPS of $0.73; Adjusted diluted net EPS of $0.92
•Operating cash flow was $142.8 million; Adjusted free cash flow was $133.1 million, representing 107% adjusted free cash flow conversion
2026 Outlook
•Initiates Q4 2026 guidance for adjusted diluted net EPS of $0.99 to $1.03
•Raises FY 2026 guidance for adjusted diluted net EPS of $3.60 to $3.64

RALEIGH, North Carolina, November 5, 2026 -- Vontier Corporation (NYSE: VNT), a leading global provider of critical technologies and solutions to connect, manage and scale the mobility ecosystem, today announced results for the third quarter ended October 2, 2026.

Reported sales in the third quarter decreased 2.1% year-over-year to $736.9 million, reflecting the impact from the divestiture of Teletrac Navman. Core sales increased 5.7% driven primarily by ongoing strength across our convenience retail facing businesses. Operating profit of $158.4 million increased 11.2% from the prior year, and operating profit margin increased approximately 260 basis points, to 21.5%. Adjusted operating profit of $179.3 million increased 12.1% from the prior year and adjusted operating profit margin increased 300 basis points to 24.3%. Net earnings were $99.0 million, and adjusted net earnings were $124.3 million, resulting in GAAP diluted net earnings per share of $0.73 and adjusted diluted net earnings per share of $0.92.

"Vontier delivered a strong third quarter, with results exceeding our guidance across sales, margin, and EPS. Increasing adoption of our innovative products and solutions is contributing to above-market growth. Our simplification and 80/20 initiatives are delivering more meaningful operating leverage, with savings now tracking ahead of our original commitment. These dynamics are strengthening our earnings profile and give us the confidence to raise our full-year outlook," said Mark Morelli, President and Chief Executive Officer.

Segment Results

Environmental & Fueling Solutions	Q3 2026	Q3 2025	Change
Sales ($M)	$388.9	$357.8	8.7%
Segment Operating Profit ($M)	$122.8	$104.4	17.6%
Segment Operating Profit Margin	31.6%	29.2%	240bps

Environmental & Fueling Solutions reported sales increased 8.7% versus the prior year. Core sales increased 13.1%, led by strong demand for fuel dispensing and environmental equipment, as well as aftermarket parts. Segment operating profit margin increased 240 basis points driven by strong volume leverage and ongoing simplification initiatives.

Mobility Technologies	Q3 2026	Q3 2025	Change
Sales(a) ($M)	$233.6	$270.6	(13.7)%
Segment Operating Profit ($M)	$60.4	$50.1	20.6%
Segment Operating Profit Margin	25.9%	18.5%	740bps
(a) Includes $25.9 million and $17.5 million of intersegment sales for Q3 2026 and Q3 2025, respectively, that are eliminated in consolidation.

Mobility Technologies reported sales decreased 13.7% versus the prior year. Core sales increased 2.2% year-over-year, reflecting healthy demand for convenience retail payment, store automation and asset management technologies. Segment operating profit margin increased 740 basis points year-over-year, driven primarily by cost savings associated with simplification initiatives.

Repair Solutions	Q3 2026	Q3 2025	Change
Sales ($M)	$140.3	$141.6	(0.9)%
Segment Operating Profit ($M)	$26.8	$29.6	(9.5)%
Segment Operating Profit Margin	19.1%	20.9%	-180bps

Repair Solutions reported sales decreased 0.9% versus the prior year. Core sales decreased 1.0% reflecting ongoing macroeconomic pressures impacting service technicians’ discretionary spending and lower interest income. Segment operating profit margin decreased 180 basis points year-over-year due primarily to unfavorable mix.

Other Items
•Repurchased 2.6 million shares for $80.0 million during the quarter; Year-to-date, share repurchases total 8.8 million shares for $280.0 million.
•Net leverage ratio ended Q3 at 2.3X

2026 Outlook
•Total sales of approximately $3,030 million; Core sales growth midpoint of approximately 3%
•Adjusted operating profit margin expansion of approximately 180 basis points year-over-year at the midpoint
•Adjusted diluted net EPS in the range of $3.60 to $3.64
•Adjusted free cash flow conversion of approximately 95%

Q4 2026 Outlook
•Total sales of approximately $785 million; Core sales growth of approximately 3%
•Adjusted operating profit margin expansion of approximately 280 basis points year-over-year at the midpoint
•Adjusted diluted net EPS in the range of $0.99 to $1.03

Conference Call Details
Vontier will discuss results and outlook during its quarterly investor conference call today starting at 8:00 a.m. ET. A link to the live webcast can be found here. Additionally, the webcast and an accompanying slide presentation can be found on the “Investors” section of Vontier’s website, www.vontier.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.

ABOUT VONTIER
Vontier (NYSE: VNT) is a global industrial technology company uniting productivity, automation and multi-energy technologies to meet the needs of a rapidly evolving, more connected mobility ecosystem. Leveraging leading market positions, decades of domain expertise and unparalleled portfolio breadth, Vontier powers the way the world moves – delivering smart, safe and sustainable solutions to our customers and the planet. Vontier has a culture of continuous improvement and innovation built upon the foundation of the Vontier Business System and embraced by colleagues worldwide. Additional information about Vontier is available on the Company’s website at www.vontier.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “core sales growth,” “adjusted operating profit,” “adjusted operating profit margin,” “adjusted net earnings,” “adjusted diluted net earnings per share,” “free cash flow,” “adjusted free cash flow”, “adjusted free cash flow conversion,” “EBITDA,” “adjusted EBITDA,” “net debt,” and “net leverage ratio” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Vontier in this release may be different from similarly-titled non-GAAP measures used by other companies.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities, anticipated sales growth, anticipated adjusted operating profit margin expansion, anticipated adjusted diluted net earnings per share, anticipated adjusted free cash flow conversion, and anticipated earnings growth, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, deterioration of or instability in the economy, the markets we serve, changes in U.S. and international geopolitics, including trade policies, volatility in financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental policies and regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with changes in applicable laws and regulations, risks relating to global economic, political, war or hostility, public health, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2025. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACTS

INVESTOR RELATIONS:
Ryan Edelman
Vice President, Investor Relations
+1 (984) 238-1929
ryan.edelman@vontier.com

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	October 2, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$258.4	$492.2
Accounts receivable, net	555.3	527.4
Inventories	333.7	326.5
Prepaid expenses and other current assets	130.0	145.7
Total current assets	1,277.4	1,491.8
Property, plant and equipment, net	154.0	129.5
Operating lease right-of-use assets	27.8	34.4
Long-term financing receivables, net	277.1	285.0
Other intangible assets, net	335.1	412.4
Goodwill	1,686.7	1,757.6
Other assets	323.0	258.1
Total assets	$4,081.1	$4,368.8
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$305.5	$502.2
Trade accounts payable	340.4	361.6
Current operating lease liabilities	12.2	14.3
Accrued expenses and other current liabilities	381.9	410.4
Total current liabilities	1,040.0	1,288.5
Long-term operating lease liabilities	19.3	24.8
Long-term debt	1,595.5	1,594.2
Other long-term liabilities	210.3	210.1
Total liabilities	2,865.1	3,117.6
Commitments and Contingencies
Equity:
Preferred stock	—	—
Common stock	—	—
Treasury stock	(1,212.4)	(929.8)
Additional paid-in capital	133.6	111.7
Retained earnings	2,140.8	1,930.5
Accumulated other comprehensive income	148.4	131.8
Total Vontier stockholders’ equity	1,210.4	1,244.2
Noncontrolling interests	5.6	7.0
Total equity	1,216.0	1,251.2
Total liabilities and equity	$4,081.1	$4,368.8

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2026	September 26, 2025	October 2, 2026	September 26, 2025
Sales	$736.9	$752.5	$2,244.2	$2,267.1
Operating costs and expenses:
Cost of sales, excluding amortization of acquisition-related intangible assets	(386.1)	(396.4)	(1,176.1)	(1,190.4)
Selling, general and administrative expenses	(146.7)	(151.0)	(473.3)	(478.6)
Research and development expenses	(30.1)	(44.4)	(106.6)	(132.1)
Amortization of acquisition-related intangible assets	(15.6)	(18.3)	(48.3)	(57.1)
Operating profit	158.4	142.4	439.9	408.9
Non-operating income (expense), net:
Interest expense, net	(15.3)	(14.8)	(45.6)	(45.5)
Gain (loss) on sale of business	0.1	3.4	(86.1)	3.4
Other non-operating (expense) income, net	(0.1)	5.0	(0.2)	1.0
Earnings before income taxes	143.1	136.0	308.0	367.8
Provision for income taxes	(44.1)	(33.2)	(87.3)	(85.2)
Net earnings	$99.0	$102.8	$220.7	$282.6

Net earnings per share:
Basic	$0.73	$0.70	$1.59	$1.91
Diluted	$0.73	$0.70	$1.58	$1.90
Weighted average shares outstanding:
Basic	135.1	146.5	138.8	147.7
Diluted	135.4	147.4	139.3	148.4

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended
	October 2, 2026	September 26, 2025
Cash flows from operating activities:
Net earnings	$220.7	$282.6
Non-cash items:
Depreciation expense	32.0	38.5
Amortization of acquisition-related intangible assets	48.3	57.1
Stock-based compensation expense	28.1	23.3
Loss (gain) on sale of business	86.1	(3.4)
Change in deferred income taxes	6.2	30.6
Other non-cash items	3.7	7.2
Change in accounts receivable and long-term financing receivables, net	(43.3)	(27.2)
Change in other operating assets and liabilities	(76.2)	(87.8)
Net cash provided by operating activities	305.6	320.9
Cash flows from investing activities:
Proceeds from sale of business, net of cash provided	77.2	41.6
Cash paid for acquisitions, net of cash received	(42.1)	(10.3)
Payments for additions to property, plant and equipment	(63.9)	(54.6)
Proceeds from sale of property, plant and equipment	0.1	0.2
Cash paid for equity investments	(2.4)	(1.3)
Proceeds from sale of equity investments	1.0	10.0
Net cash used in investing activities	(30.1)	(14.4)
Cash flows from financing activities:
Proceeds from issuance of short-term debt	300.0	—
Proceeds from issuance of long-term debt	128.0	83.3
Repayment of long-term debt	(628.0)	(133.3)
Net proceeds from (repayments of) short-term borrowings	3.2	(1.7)
Payments for debt issuance costs	(0.4)	(2.3)
Payments of common stock cash dividend	(10.4)	(11.1)
Purchases of treasury stock	(280.0)	(175.1)
Proceeds from stock option exercises	2.4	9.5
Other financing activities	(18.0)	(12.4)
Net cash used in financing activities	(503.2)	(243.1)
Effect of exchange rate changes on cash and cash equivalents	(6.1)	14.0
Net change in cash and cash equivalents	(233.8)	77.4
Beginning balance of cash and cash equivalents	492.2	356.4
Ending balance of cash and cash equivalents	$258.4	$433.8

VONTIER CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL SUMMARY
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2026	September 26, 2025	October 2, 2026	September 26, 2025
Sales
Environmental & Fueling Solutions	$388.9	$357.8	$1,099.9	$1,049.2
Mobility Technologies	233.6	270.6	765.8	821.3
Repair Solutions	140.3	141.6	442.0	445.4
Intersegment eliminations	(25.9)	(17.5)	(63.5)	(48.8)
Total Vontier Sales	$736.9	$752.5	$2,244.2	$2,267.1

Segment Operating Profit
Environmental & Fueling Solutions	$122.8	$104.4	$340.3	$307.6
Mobility Technologies	60.4	50.1	160.4	155.5
Repair Solutions	26.8	29.6	85.5	94.2

Segment Operating Profit Margin
Environmental & Fueling Solutions	31.6%	29.2%	30.9%	29.3%
Mobility Technologies	25.9%	18.5%	20.9%	18.9%
Repair Solutions	19.1%	20.9%	19.3%	21.1%

Operating Profit & Adjusted Operating Profit
Operating Profit (GAAP)	$158.4	$142.4	$439.9	$408.9
Operating Profit Margin (GAAP)	21.5%	18.9%	19.6%	18.0%

Adjusted Operating Profit (Non-GAAP)	$179.3	$160.0	$510.7	$484.0
Adjusted Operating Profit Margin (Non-GAAP)	24.3%	21.3%	22.8%	21.3%

VONTIER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Core Sales Growth

We define core sales growth as the change in total sales calculated according to GAAP but excluding (i) sales from acquired and certain divested businesses; (ii) the impact of currency translation; and (iii) certain other items.
•References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested or exited businesses or product lines not considered discontinued operations.
•The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales from acquired businesses) and (b) the period-to-period change in sales, including foreign operations, (excluding sales from acquired businesses) after applying the current period foreign exchange rates to the prior year period.
•The portion of sales attributable to other items is calculated as the impact of those items which are not directly correlated to core sales which do not have an impact on the current or comparable period.
Core sales growth should be considered in addition to, and not as a replacement for or superior to, total sales, and may not be comparable to similarly titled measures reported by other companies.
Management believes that reporting the non-GAAP financial measure of core sales growth provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our sales performance with our performance in prior and future periods and to our peers. We exclude the effect of acquisitions and certain divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation and certain other items from core sales because these items are either not under management’s control or relate to items not directly correlated to core sales growth. Management believes the exclusion of these items from core sales growth may facilitate assessment of underlying business trends and may assist in comparisons of long-term performance.
Adjusted Operating Profit and Adjusted Operating Profit Margin
Adjusted operating profit refers to operating profit calculated in accordance with GAAP, but excluding amortization of acquisition-related intangible assets, costs associated with restructurings including one-time termination benefits and related charges and impairment and other charges associated with facility closure, contract termination and other related activities, and the related impact of certain divested or exited businesses or product lines not considered discontinued operations ("Restructuring- and divestiture-related adjustments"), transaction- and deal-related costs, asbestos-related adjustments associated with certain divested businesses, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, and other charges which represent charges incurred that are not part of our core operating results (“Other charges”). Adjusted operating profit margin refers to adjusted operating profit divided by GAAP sales.

Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
Adjusted net earnings refers to net earnings calculated in accordance with GAAP, but excluding on a pretax basis amortization of acquisition-related intangible assets, Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, asbestos-related adjustments associated with certain divested businesses, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, Other charges, non-cash write-offs of deferred financing costs, gains and losses on sale of businesses and gains and losses on investments, including the tax effect of these adjustments and other tax adjustments. The tax effect of such adjustments was calculated by applying our estimated adjusted effective tax rate to the pretax amount of each adjustment. Adjusted diluted net earnings per share refers to adjusted net earnings divided by the weighted average diluted shares outstanding.
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion
Free cash flow refers to cash flow from operations calculated according to GAAP but excluding capital expenditures. Adjusted free cash flow refers to free cash flow adjusted for cash received from the sale of property, plant and equipment and cash paid for Restructuring- and divestiture-related adjustments, transaction- and deal-related costs and Other charges. Adjusted free cash flow conversion refers to adjusted free cash flow divided by adjusted net earnings.

Net Leverage Ratio, EBITDA and Adjusted EBITDA
EBITDA refers to net earnings calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization of acquisition-related intangible assets. Adjusted EBITDA refers to EBITDA adjusted for Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, asbestos-related adjustments associated with certain divested businesses, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, Other charges, non-cash write-offs of deferred financing costs, gains and losses on sale of businesses and gains and losses on investments. Net leverage ratio refers to net debt divided by Adjusted EBITDA.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
A reconciliation of each of the projected Core Sales Growth, Adjusted Operating Profit Margin, Adjusted Diluted Net Earnings Per Share and Adjusted Free Cash Flow Conversion, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Components of Sales Growth

	% Change Three Months Ended October 2, 2026 vs. Comparable 2025 Period
	Environmental & Fueling Solutions	Mobility Technologies	Repair Solutions	Total
Total Sales Growth (GAAP)	8.7%	(13.7)%	(0.9)%	(2.1)%
Core sales growth (Non-GAAP)	13.1%	2.2%	(1.0)%	5.7%
Acquisitions and divestitures (Non-GAAP)	(4.0)%	(15.5)%	—%	(7.5)%
Currency exchange rates (Non-GAAP)	(0.4)%	(0.4)%	0.1%	(0.3)%

	% Change Nine Months Ended October 2, 2026 vs. Comparable 2025 Period
	Environmental & Fueling Solutions	Mobility Technologies	Repair Solutions	Total
Total Sales Growth (GAAP)	4.8%	(6.8)%	(0.8)%	(1.0)%
Core sales growth (Non-GAAP)	8.0%	(1.4)%	(0.8)%	2.4%
Acquisitions and divestitures (Non-GAAP)	(3.8)%	(6.3)%	—%	(4.0)%
Currency exchange rates (Non-GAAP)	0.6%	0.9%	—%	0.6%

Reconciliation of Operating Profit to Adjusted Operating Profit

	Three Months Ended		Nine Months Ended
$ in millions	October 2, 2026	September 26, 2025	October 2, 2026	September 26, 2025
Operating Profit (GAAP)	$158.4	$142.4	$439.9	$408.9
Amortization of acquisition-related intangible assets	15.6	18.3	48.3	57.1
Restructuring- and divestiture-related adjustments	8.6	1.6	17.9	15.1
Transaction- and deal-related costs	0.6	0.7	1.8	2.8
Asbestos-related adjustments	(3.9)	(3.0)	2.8	0.3
Other charges	—	—	—	(0.2)
Adjusted Operating Profit (Non-GAAP)	$179.3	$160.0	$510.7	$484.0

Operating Profit Margin (GAAP)	21.5%	18.9%	19.6%	18.0%
Adjusted Operating Profit Margin (Non-GAAP)	24.3%	21.3%	22.8%	21.3%

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three Months Ended		Nine Months Ended
($ in millions)	October 2, 2026	September 26, 2025	October 2, 2026	September 26, 2025
Net Earnings (GAAP)	$99.0	$102.8	$220.7	$282.6
Amortization of acquisition-related intangible assets	15.6	18.3	48.3	57.1
Restructuring- and divestiture-related adjustments	8.6	1.6	17.9	15.1
Transaction- and deal-related costs	0.6	0.7	1.8	2.8
Asbestos-related adjustments	(3.9)	(3.0)	2.8	0.3
Other charges	(0.6)	—	(0.3)	(0.2)
Non-cash write-off of deferred financing costs	—	—	—	0.2
(Gain) loss on sale of business	(0.1)	(3.4)	86.1	(3.4)
Gain on equity investments	—	(5.0)	(0.3)	(1.4)
Tax effect of the Non-GAAP adjustments and other tax adjustments	5.1	2.7	(14.8)	(6.8)
Adjusted Net Earnings (Non-GAAP)	$124.3	$114.7	$362.2	$346.3

Diluted weighted average shares outstanding	135.4	147.4	139.3	148.4

Diluted Net Earnings Per Share (GAAP)	$0.73	$0.70	$1.58	$1.90
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.92	$0.78	$2.60	$2.33

Reconciliation of Operating Cash Flow to Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Conversion

	Three Months Ended		Nine Months Ended
($ in millions)	October 2, 2026	September 26, 2025	October 2, 2026	September 26, 2025
Operating Cash Flow (GAAP)	$142.8	$110.5	$305.6	$320.9
Less: Purchases of property, plant & equipment (capital expenditures)	(20.8)	(20.2)	(63.9)	(54.6)
Free Cash Flow (Non-GAAP)	$122.0	$90.3	$241.7	$266.3
Restructuring- and divestiture-related adjustments	4.0	0.3	7.7	7.4
Transaction- and deal-related costs	7.0	2.9	9.2	3.8
Proceeds from sale of property, plant and equipment	0.1	0.1	0.1	0.2
Adjusted Free Cash Flow (Non-GAAP)	$133.1	$93.6	$258.7	$277.7
Adjusted Net Earnings (Non-GAAP)	$124.3	$114.7	$362.2	$346.3
Adjusted Free Cash Flow Conversion (Non-GAAP)	107.1%	81.6%	71.4%	80.2%

Net Leverage Ratio and Reconciliation from Net Earnings to EBITDA to Adjusted EBITDA

Total Debt	$1,905.7
Less: Cash	(258.4)
Net Debt	$1,647.3
Adjusted EBITDA (Non-GAAP)	$727.2
Net Leverage Ratio	2.3

	Three Months Ended	LTM
($ in millions)	October 2, 2026	October 2, 2026
Net Earnings (GAAP)	$99.0	$344.2
Interest expense, net	15.3	59.9
Income tax expense	44.1	104.2
Depreciation and amortization expense	22.1	109.9
EBITDA (Non-GAAP)	$180.5	$618.2
Restructuring- and divestiture-related adjustments	8.6	20.3
Transaction- and deal-related costs	0.6	2.5
Asbestos-related adjustments	(3.9)	2.2
Other charges	—	(0.9)
(Gain) loss on sale of business	(0.1)	86.0
Gain on equity investments	—	(1.1)
Adjusted EBITDA (Non-GAAP)	$185.7	$727.2